Exhibit 10.35

CONSULTING SERVICES AGREEMENT

THIS CONSULTING AGREEMENT (“Agreement”) is made effective as of March 1, 2006, by and between ICO GLOBAL COMMUNICATIONS (HOLDINGS) LIMITED, a Delaware corporation (“ICO”), R. Gerard Salemme, an individual (“Consultant”).

WHEREAS, ICO desires to retain Consultant to provide consulting services in the area of a strategy and external affairs as it relates to ICO and Consultant desires to provide such consulting services pursuant to the terms and conditions hereinafter set forth.

NOW, THEREFORE, in consideration of the above recitals and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which the parties hereby acknowledge the parties hereto hereby covenant and agree as follows:

I.       THE SERVICES

1.             Appointment and Acceptance. ICO hereby retains Consultant as a consultant, and Consultant hereby accepts such appointment from ICO, under the terms and conditions hereinafter set forth. All other agreements or arrangements, oral or written, between the parties in any way pertaining to the appointments of Consultant are hereby terminated and completely merged herein.

2.             Scope of Services. Consultant agrees to provide ICO consulting services (the “Services”) as requested from time to time by ICO.

3.             Extent of Services. The Consultant shall devote the business time and attention necessary to provide the Services, and shall utilize best efforts in the furtherance of the business of ICO. Consultant agrees to perform the Services in a professional and timely manner using the higher degree of skill, diligence and expertise.

4.             Independent Contractor. Consultant will furnish Consultant’s services as an independent contractor and not as an employee of ICO or of any company affiliated with ICO. Consultant has no power of authority to act for or bind ICO or any company affiliated with ICO in any manner. ICO shall not control or direct the details and means by which Consultant performs the Services, except as necessary to coordinate Consultant’s work with other individuals. Consultant shall be solely responsible for and pay all costs associated with conducting its business including without limitation, compliance with all applicable worker’s compensation, unemployment compensation, medical dental, and disability insurance, social security laws, city, county, state or federal licenses and with all withholding and all other federal, state and local laws governing such matters. Consultant shall not be eligible for, and shall not participate in, any employee health, retirement, group benefit plan or other fringe benefit provided to employees, even if there is a later judicial or other determination that Consultant was an “employee.”

II.      TERM

The term of such consulting services shall commence as of March 1, 2006 and shall expire on August 31, 2006. For every successive month after March 2006, if the Company has not delivered a Termination Notice as provided in Section VIII hereof, the Term will be extended by one month. The term of consulting services shall hereinafter be referred to as the “Term.”

III.     COMPENSATION

1.             Service Fees. ICO shall, during the Term of this Agreement, pay to Consultant as basic compensation for the Services (the “Service Fee(s)”) of $12,500 per month

2.             Expenses. During the Term, ICO shall reimburse Consultant for authorized expenses incurred and paid by Consultant in the course of the performance of the duties hereunder, all in accordance with ICO’s standard expense reimbursement policy.

3.             Stock Options and Restricted Stock. ICO has issued stock options and restricted stock to Consultant pursuant to separate agreements. Vesting of stock options and restricted stock under those agreements will continue until the termination of this Agreement in accordance with its terms. ICO agrees that it will not deliver a Termination Notice to Consultant which would have the effect of eliminating the 100% vesting of the ICO restricted stock grant:

IV.     REPRESENTATIONS

1.             Representation and Agreements of the Consultant. The Consultant represents and warrants, knowing that ICO is relying thereon in entering into this Agreement, that Consultant is free to enter into this Agreement and to perform the duties required hereunder, and that there are no employment contracts, agreements, restrictive covenants or other restrictions preventing Consultant from entering into this Agreement or performing the duties hereunder.

2.             Conflict of Interest. During the Term of this Agreement, Consultant will not enter into any activity, employment, or business arrangement except those related to Eagle River Inc. and Clearwire Corp. that conflicts with ICO’s interests or Consultant’s obligations under this Agreement. Nothing in this Agreement shall restrict Consultant’s ability to perform work for other parties both during and after the term of this Agreement except as provided above.

V.      PROPRIETARY RIGHTS

1.             ICO Invention Agreement. Consultant has signed the ICO Invention Agreement.

VI.     CONFIDENTIAL INFORMATION

1.             Confidential Information. Consultant has signed a standard ICO Non Disclosure Agreement.

VII.   TERMINATION

1.             Termination. Notwithstanding any provision contained in this Agreement to the contrary. Consultant may terminate this Agreement at any time upon thirty (30) days’ prior written notice to ICO, and ICO may terminate this Agreement upon the giving of a notice to Consultant (the “Termination Notice”) after which time the Agreement will automatically terminate 6 months hence in accordance with Section II hereunder.

VIII.  MISCELLANEOUS

1.             Notices. All notices and other communications provided for or permitted hereunder shall be in writing and shall be made by hand delivery, first class mail, postage prepaid, return receipt requested, or telex, telecopier, or reliable overnight courier addressed as follows:

If to Consultant to:	If to ICO to:
Gerry Salemme	J. Timothy Bryan
815 Connecticut Avenue # 610	ICO Global Communications
Washington, DC 30036	11700 Plaza America Boulevard, Suite 1010
Reston, Virginia 20191

All such notices and communications shall be deemed to have been duly given when delivered by hand, if personally delivered; three (3) business days after deposit in any United States Post Office in the Continental United States, postage prepaid, if mailed; when answered back, if telexed; when receipt is acknowledged, if telecopied, or the next business day if by overnight courier.

2.             Governing Law.  This Consultant Agreement will be governed by and construed in accordance with the laws of the Commonwealth of Virginia, without giving affect to the principles of conflict of laws thereof.  The parties agree that any action brought under this Agreement shall be brought in the courts of Fairfax County, Virginia which the parties agree is a proper and “convenient” forum.

3.             Unenforceable Terms. If any provision of this Agreement is illegal or unenforceable, its invalidity shall not affect the other provision of this Agreement that can be given effect without the invalid provision. If any provision of this Agreement does not comply with any law, ordinance or regulation, such provision to the extent possible shall be interpreted in such a manner to comply with such law, ordinance or regulation, or if such interpretation is not possible, it shall be deemed to satisfy the minimum requirements thereof.

4.             Binding Effect. This Agreement shall bind and inure to the benefit of the parties hereto and their respective heirs, legal representatives, successors and permitted assigns.

5.             Entire Agreement. This Agreement along with the agreements referenced in Sections V and VI constitute the entire agreement and understanding between the parties hereto. No waiver, amendment or modification of any provision of this Agreement shall be valid unless in writing and signed by the parties hereto.

6.             Assignability. This Agreement shall not be assignable by Consultant.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

CONSULTANT:		ICO:

R. Gerard Salemme		ICO GLOBAL COMMUNICATIONS (HOLDINGS)
LIMITED

By:	/s/ R. Gerard Salemme	By:	/s/ J. Timothy Bryan

Name:	R. Gerard Salemme	Name:	J. Timothy Bryan

Title:		Title:	CEO

Date:	3/22/06	Date:	3/20/06

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Federal Tax identification

Uniform Business Identifier